UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.       )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Q: Why am I receiving a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) at this time?

A. The broker-dealer or financial institution maintaining an account through which investors hold Fund shares may have inadvertently delayed the mailing of the Availability Notice due to operational issues.

Q: Was the Special Meeting of Shareholders of Wells Fargo Funds Trust held on February 27, 2009?

A. On February 27, 2009, the special meeting of shareholders of the Wells Fargo Funds Trust was adjourned because the minimum shareholder participation of one-third of the outstanding shares of the Trust necessary to enable a vote on the proposal had not been received by that time. The meeting will reconvene on April 17, 2009, at 3:00 p.m., Pacific Time.

Q: Should I still vote my shares?

A: Yes, we encourage all shareholders to please vote their shares as promptly as possible. The Wells Fargo Advantage Funds will continue to accept and solicit shareholder proxies for the election of trustees until the adjourned meeting is reconvened on April 17, 2009, at 3:00 p.m., Pacific Time. To date, the majority of the shareholder votes received have been in favor of electing the nominees. All shareholders votes are important, no matter how many shares are owned.

WELLS FARGO FUNDS TRUST 525 Market Street San Francisco, CA 94105	February 27, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF SHAREHOLDERS ADJOURNED UNTIL APRIL 17, 2009

NA1 NA2 NA3 NA4

The control number below will allow you to access proxy information online for all your investments connected with this Special Shareholder Meeting. To access your proxy please logon to:

www.proxyonline.com

YOUR CONTROL NUMBER IS: XXXXXXXXXXXX

Dear Shareholder,

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the series (the “Funds”) of Wells Fargo Funds Trust (the “Trust”) originally scheduled for February 27, 2009 was adjourned until April 17, 2009 at 3 p.m. Pacific time, at 525 Market Street, 12th Floor, San Francisco, California 94105.

Shareholders of the Funds will be asked at the Meeting:

1.	To elect seven nominees to the Board of Trustees of the Trust, each to hold office for the term indicated; and
2.	Consider and act upon such other matters as may properly come before the Meeting.

The Board of Trustees of the Trust unanimously recommends that you vote in favor for each nominee.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet at www.proxyonline.com. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If interested, you may attend the meeting in person and vote. If however, you cannot attend the meeting, please go to www.proxyonline.com and enter the control number found in the box above. Once you have logged in you can view/download the proxy statement and proxy card, request a copy of the proxy material via e-mail or the U.S. Post Office, and vote your shares.

Please read the proxy materials carefully and vote your shares. If you should have any questions about this Notice or the proxy materials, please call (866) 828-6931 Monday through Friday between the hours or 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation and for your investment.

Sincerely,

C. David Messman

Secretary

If you would like to receive a paper or electronic copy of the proxy material,

please see the reverse side for instructions

SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

REQUEST FOR PROXY MATERIAL

If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper copy through the mail please make that request on or before April 8, 2009 to allow for timely delivery. If you request to receive an electronic copy please do so by April 15, 2009.

BY INTERNET

Go to www.proxyonline.com and enter the control number found in the box on the upper right hand corner of the reverse side. Once you have logged in you may request a copy of the proxy material to be sent to your email address or to your home, your choice.

You may also elect to receive all future proxy material from WellsFargo Funds Trust via the U.S. Post Office or e-mail.

BY PHONE

You can request either an electronic copy or hardcopy of the proxy material by calling toll-free (866) 828-6931 and reference the control number listed above. Representatives are available between the hours of Monday through Friday 9:00am to 10:00pm Eastern Time.

BY E-MAIL

To request a copy of the proxy material, please send an e-mail with your control number in the subject line to the address noted below:

For a physical copy:                mailproxy@proxyonline.com

For an electronic copy:          emailproxy@proxyonline.com

To elect to receive all future proxy material via the referenced delivery method, please type “Permanent Request” in the body of the e-mail.